Exhibit 5.1
[SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

               November 7, 2007
Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, MN 56308

RE:	Rural Cellular Corporation Registration Statement on Form S-4
                    Ladies and Gentlemen:
                    We have acted as special counsel to Rural Cellular Corporation, a Minnesota corporation (the “Company”), in connection with the public offering of $425,000,000 aggregate principal amount of Floating Rate Senior Subordinated Notes due 2013 (the “Exchange Notes”) of the Company. The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of issued and outstanding Floating Rate Senior Subordinated Notes due 2013 (the “Original Notes”) of the Company under the Indenture, dated as of May 30, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of May 30, 2007 (the “Registration Rights Agreement”), by and between the Company and Bear, Stearns & Co. Inc.
                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
                    In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:
(i)	the registration statement on Form S-4 (File No. 333-146999) relating to the Exchange Notes filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on October 29, 2007 and Amendment No. 1 thereto filed with the Commission on the date hereof (such registration statement, as so amended, the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee, filed as an exhibit to the Registration Statement; and

(v)	the form of the Exchange Notes included in the Indenture.

Rural Cellular Corporation
November 7, 2007

                    We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, except as to the Company to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Minnesota) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture, Registration Rights Agreement and Exchange Notes, other than the laws of the United States of America and the State of New York insofar as we express our opinion herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
                    The opinion set forth below is subject to the following further qualifications, assumptions and limitations:
(a)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(b)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture, Registration Rights Agreement, Exchange Notes or any transactions contemplated thereby.
                    We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders

Rural Cellular Corporation
November 7, 2007

or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.
                    Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
                    In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture, the Original Notes and the Exchange Notes, the consummation by the Company of the Exchange Offer and the performance by the Company of its obligations under the Exchange Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption for those agreements and instruments that have been identified to us by the Company as being material to it and that are listed in Part II of the Registration Statement as exhibit thereto (the “Listed Agreements and Instruments”). We note that certain of the Listed Agreements and Instruments may be governed by laws other than Opined on Law. Our opinion expressed herein is based solely upon our understanding of the plain language of such agreements or instruments and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do no assume any responsibility with respect to the effect on the opinion or statements set forth herein of any interpretation thereof inconsistent with such understanding.
                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom, LLP